UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2007

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
----------------------------	----------------	-------------
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(IRS EMPLOYER
OF INCORPORATION OR	NUMBER)	IDENTIFICATION NUMBER)
ORGANIZATION)

1030 NORTH ORANGE AVENUE, SUITE 105 ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944
Registrant’s facsimile number, including area code: (407) 367-0950
Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2004, PainCare Holdings, Inc. ("PainCare"), PainCare Acquisition Company XV, Inc. ("PainCare Sub XV," and together with PainCare the "Practice Sellers"), The Center for Pain Management, LLC (the "Original Practice"), Lester A. Zuckerman, M.D. ("Zuckerman"), P. Bobby Dey, M.D. ("Dey"), Michael J. Daly, M.D. ("Daly"), Marc A. Love, M.D. ("Loev"), Mark H. Coleman, M.D. ("Coleman"), and Ali El-Mohandes, M.D. ("El-Mohandes," and together with Zuckerman, Dey, Daly, Loev, and Coleman, the "Members") effected a series of transactions through which (i) the Practice Sellers acquired from the Original Practice and the Members (collectively the "Original Practice Buyers") substantially all of the non-medical assets of the Original Practice, and (ii) PainCare Sub XV and the Original Practice entered into a management services agreement, as amended (the "Management Services Agreement"), pursuant to which PainCare Sub XV agreed to manage the business operations of the Original Practice (the "Original Practice Purchase Transaction").

On September 26, 2005, PainCare, PainCare Surgery Center III, Inc. ("PainCare Surgery Center," and together with PainCare the "Surgery Center Sellers"), The Center for Pain Management ASC, LLC (the "Original Surgery Center") and certain of the Members (collectively the "Surgery Center Buyers") effected a series of transactions through which the Surgery Center Sellers acquired substantially all of the assets of the Original Surgery Center (the "Original Surgery Center Purchase Transaction").

On June 6, 2007, the Practice Sellers, the Practice Buyers, the Surgery Center Sellers, and the Surgery Center Buyers, entered into an Agreement By And Among Secured Creditors (the "Settlement Agreement") and several ancillary documents pursuant to which (i) PainCare Sub XV sold substantially all of its assets to the Original Practice, the Management Services Agreement was terminated, and all other agreements entered into in the Original Practice Purchase Transaction were terminated, in consideration for a payment of $5 million by the Practice Buyers (approximately $4.7 million of which was paid directly to PainCare's senior creditor to reduce amounts owed under PainCare's senior credit facility) and the assumption by the Original Practice of certain liabilities of PainCare Sub XV, (ii) the PainCare Surgery Center sold substantially all of its assets to the Original Surgery Center and all agreements entered into in the Original Surgery Center Purchase Transaction were terminated, in consideration for which all payment obligations of the Surgery Center Sellers to the Surgery Center Buyers under the Original Surgery Center Purchase Transaction were cancelled and certain liabilities of the PainCare Surgery Center were assumed by the Original Surgery Center, and (iii) the parties entered into mutual releases.

The description of the Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Agreement By And Among Secured Creditors

	99.2	Press Release dated June 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 7, 2007	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director